Exhibit 10.74

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (the “Agreement”) is entered into as of February 13, 2004 by and between BeMusic, Inc. (“BeMusic”), on the one hand, and LQ Corporation, Inc., formerly known as Liquid Audio, Inc. (“Liquid Audio”), on the other hand. BeMusic and Liquid Audio shall be referred to herein, from time to time, as the “Parties” or individually, as a “Party.”)

WHEREAS, BeMusic is the successor-in-interest to CDnow, Inc., CDnow Online, Inc. (collectively, “CDnow”) and N2K, Inc. (“N2K”); and

WHEREAS Liquid Audio and N2K were parties to an “Agreement in Principle” dated February 12, 1998, and Liquid Audio and CDnow were parties to a “Liquid Remote Inventory Fulfillment System License Agreement” dated October 20, 1999 (collectively, the “RIFFS Licenses”);

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties, INTENDING TO BE LEGALLY BOUND, hereby agree as follows:

1. Execution of this Agreement, or the furnishing of the consideration provided for by this Agreement, shall not be deemed or construed at any time for any purpose as an admission of liability, fault, wrongdoing, unlawful conduct of any kind whatsoever, or any indemnification obligation on the part of any of the Parties.

2. Each of the Parties specifically represents and confirms that he or it (a) is fully authorized to enter into this Agreement; (b) has reviewed this Agreement, is fully aware of its contents and legal effects and has been independently advised by counsel of his or its choice(s), in whom he or it has full and complete confidence, with respect to this Agreement and all matters embraced by it; and (c) individually, or through his or its undersigned representatives indicated

below, is fully authorized to execute this Agreement.

3. As consideration for this Agreement, Liquid Audio agrees to pay BeMusic the sum of One Million Four Hundred Fifty Two Thousand Dollars ($1,452,000.00) (the “Settlement Payment.”). Upon full execution and delivery of this Agreement by all Parties hereto, the Settlement Payment shall be made by bank check deposited in the escrow account of Manatt, Phelps & Phillips, LLP, account number “38-01602401” with a Federal Tax Identification Number of 95-23-75-841, provided, however, that the Settlement Payment shall be immediately refunded to Liquid Audio by BeMusic without any requirement of demand or presentment in the event that the Consent Judgment referred to in Paragraph 3 of the Settlement Agreement dated February 12, 2004 between SightSound Technologies, Inc., and BeMusic (the “SightSound Settlement Agreement”) is not entered within five business days following its submission to the Court for approval, or if the Mutual Releases set forth in Paragraph 4 of the SightSound Settlement Agreement fail to take effect under the terms of that Settlement Agreement. In consideration for its share of the outstanding balance through February 9, 2004 of BeMusic’s attorneys fees and expenses resulting from the defense and settlement of the lawsuit captioned as Sightsound.com, Inc. v. N2K, Inc., CDnow, Inc. and CDnow Online, Inc., No. 98-0118 in the United States District Court for the Western District of Pennsylvania (the “Action”), Liquid Audio further agrees to pay the sum of Sixty-Five Thousand Forty-Six Dollars and Forty-Five Cents ($65,046.45) to Edward C. Flynn, Esq., with a Federal Tax Identification Number of 25-18-17-617, and the sum of Two Hundred Forty-Nine Thousand One Hundred Sixteen Dollars and Twenty-Two Cents ($249,116.22) to Manatt, Phelps & Phillips LLP, with a Federal Tax Identification Number of 95-23-75-841 (the “Outstanding Bill”) upon full execution and delivery of this Agreement by all Parties hereto. Liquid Audio agrees to pay one-half of the additional attorneys fees and expenses incurred by BeMusic in connection with the Action and from the negotiation and execution of this Agreement on a going-forward basis from February 9, 2004.

4. Upon receipt of a copy of this Agreement executed by Liquid Audio and of the Settlement Payment in accordance with the provisions of Paragraph 3, BeMusic, in consideration of the Settlement Payment, the releases and other covenants set forth herein and on behalf of itself, N2K, CDnow and their respective present or future heirs, executors, administrators, agents, representatives, partners, managers, employees, licensees, insurers, attorneys, affiliates, subsidiaries, units, assigns, general partners, limited partners, entities, related entities, predecessors, successors, parents, owners, officers, managers, shareholders and directors (the “BeMusic Parties”), fully, finally and unconditionally release and forever discharge Liquid Audio, and its respective present or future heirs, executors, administrators, agents, representatives, partners, managers, employees, licensees, insurers, attorneys, affiliates, subsidiaries, units, assigns, general partners, limited partners, entities, related entities, predecessors, successors, parents, owners, officers, managers, shareholders and directors (the “Liquid Audio Parties”) from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, disputes, complaints, promises, variances, trespasses, damages (including, without limitation, compensatory, consequential, and/or punitive damages), judgments, extents, executions, claims, and demands whatsoever, including but not limited to all claims that have, could have or may arise under the RIFFS Licenses, in law, admiralty or equity, which the BeMusic Parties ever had, now have or hereafter can, shall or may have against the Liquid Audio Parties for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof, including, without limitation, any and all events or transactions relating to the Action (the “BeMusic Released Claims”). For the avoidance of doubt, this paragraph 4 is intended to be a General Release in favor of the Liquid Audio Parties. No language in this paragraph 4, however, shall be construed as a release of potential claims arising out of or related to the representations and covenants set forth in this Agreement.

5. Upon receipt of a copy of this Agreement executed by BeMusic, the Liquid Audio Parties, in consideration of the releases and other covenants set forth herein, fully, finally and unconditionally release and forever discharge the BeMusic Parties from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, disputes, complaints, promises, variances, trespasses, damages (including, without limitation, compensatory, consequential, and/or punitive damages), judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which the Liquid Audio Parties ever had, now have or hereafter can, shall or may have against the BeMusic Parties for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof, including, without limitation, any and all events or transactions relating to the Action. For the avoidance of doubt, this paragraph 5 is intended to be a General Release in favor of the BeMusic Parties. No language in this paragraph 5, however, shall be construed as a release of potential claims arising out of or related to the representations and covenants set forth in this Agreement.

6. BeMusic represents and warrants to Liquid Audio that it is the successor in interest to N2K and CDnow and has the power and legal authority to authorize the releases and other obligations of N2K and CDnow contained herein. BeMusic agrees to indemnify and hold harmless (including the payment of attorneys’ fees and costs actually incurred, whether or not litigation is commenced) Liquid Audio from and against any BeMusic Released Claim asserted by N2K or CDnow against Liquid Audio.

7. The Parties hereby specifically agree, as expressly set forth in paragraph 13 below, that this Agreement shall be governed by and interpreted under the laws of the State of New York. Nevertheless, the Parties hereby specifically agree that in the unexpected event that this Agreement should ever be argued to be or found by a court to be governed by California law, it is hereby agreed in connection with the releases in paragraphs 4 and 5 above, the Parties expressly waive all rights that may exist under section 1542 of the Civil Code of the State of California that provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

8. Each Party hereto hereby specifically acknowledges that such Party may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the released matters, but that it is the intention of each Party to fully, finally and forever to settle and release all released matters, disputes and differences, known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed that relate to the subject matter of the releases subject to paragraphs 4 and 5 above. In furtherance of that intention, the general releases provided in paragraphs 4 and 5 above, shall be and remain in effect as a full, complete and general release notwithstanding the discovery or existence of any such additional or different facts.

9. The Parties represent and warrant that they have not heretofore assigned or transferred, or purported to have assigned or transferred, to any firm, corporation, entity, or person, any rights, claims, debts, liabilities, demands, objections, costs, expenses, actions, or causes of action herein released, and further represent and warrant that they know of no other party who claims an interest in any such rights released thereby. Each Party shall indemnify and hold harmless the other Party (and any of the BeMusic Parties or the Liquid Audio Parties, as the case may be) from and against any claim, demand, debt, liability, account, reckoning, obligation, cost, expense, lien, action or cause of action (including the payment of attorneys’ fees and costs actually incurred, whether or not litigation is commenced) based on, in connection with or arising out of any assignment or transfer or purported or claimed assignment or transfer by such indemnifying Party.

10. BeMusic on behalf of itself and each of the BeMusic Parties, on one hand, and Liquid Audio on behalf of the Liquid Audio Parties, on the other hand, agree that no party shall make, assert, or maintain against any other Party any claim, demand, action, suit or proceeding arising out of, directly or indirectly, or in connection with any claims and/or matters released in this Agreement; provided however nothing contained in this Paragraph 10 shall limit any action of any Parties to enforce this Agreement. The Parties further agree to defend, indemnify and hold each other (and any of the BeMusic Parties or the Liquid Audio Parties, as the case may be) harmless from and against any claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including attorneys’ fees paid arising out of, directly or indirectly, or in connection with any violation of this Paragraph 10.

11. (a) The Parties consider the terms and conditions of this Agreement and the basis for any claims, demands, or negotiations giving rise to this Agreement (the “Confidential Information”) to be strictly confidential. The Parties may not communicate the Confidential Information to any entity or person except as expressly permitted in the sub-paragraph 11(b)

below.

(b) Notwithstanding any disclosures in the SightSound Settlement Agreement, the Parties expressly understand, accept and agree they will use their best efforts to prevent any future publicity or disclosure of and will not disclose the Confidential Information to any entity or person. Notwithstanding the foregoing, and subject to Paragraph 11(c) below, the Parties may disclose Confidential Information in the following limited circumstances: (i) as legally necessary in the ordinary course of business to fully and properly comply with any and all obligations and duties to shareholders, analysts, and/or regulators imposed by state and/or federal securities laws and the reporting requirements thereunder, including making such disclosures in 8K filings, 1OQ filings and/or other periodic public reportings; (ii) as required by a subpoena or court order (after providing the notice required by paragraph 11(c) below); and (iii) as necessary in the ordinary course of business to the Parties’ attorneys and accountants, the Internal Revenue Service, or any state or municipal tax authority; provided, however, such attorneys and accountants must be advised about the confidentiality obligations under this paragraph and the potential liability of the Parties for disclosing such Confidential Information, and any disclosure of such Confidential Information by such attorneys and/or accountants shall constitute a breach of this Agreement.

(c) The Parties expressly agree that except for the circumstances identified in Paragraph 11(b) above, the Parties shall respond to inquiries about this Agreement or the circumstances underlying it, by stating in substance only that the Parties amicably resolved this matter. The Parties agree that if they receive a request, subpoena, or court order for testimony regarding Confidential Information, the Party receiving the request must promptly notify the other Party to this Agreement.

12. Notwithstanding anything to the contrary contained herein, the Parties expressly agree that they will not make any statements, comments or suggestions (written, verbal or otherwise), directly or indirectly, that in any way disparage or defame the other Party.

13. This Agreement shall be construed in accordance with the laws of the State of New York. The Parties agree that any and all claims, relating to the enforcement, interpretation or adjudication of the Parties’ obligations under this Agreement shall only be brought in the Supreme Court of the State of New York, County of New York, and that such court shall have sole and exclusive jurisdiction over any such claims, including personal jurisdiction over the parties hereto. This provision by which the Parties agree to solely and exclusively submit all claims, disputes, or matters in question to Supreme Court of the State of New York, County of New York shall be specifically enforceable; and each of the Parties, hereby waiving all objections as to personal jurisdiction and venue, specifically consents to jurisdiction in New York for any action arising out of, relating in any way to, or any way connected with this Agreement.

14. This Agreement shall be binding upon all Parties and their respective representatives, agents, successors and assigns, and all third parties acting in concert with, at the direction of or with the consent of the Parties.

15. This Agreement shall become effective and binding upon (i) its execution by each of the Parties and/or their authorized representatives, and (ii) delivery of executed copies of this Agreement to each of the Parties and/or their authorized representations.

16. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect. If any provision of this Agreement as presently written shall be construed to be illegal, invalid or unenforceable by a court of competent jurisdiction, said illegal, invalid or unenforceable provision shall be deemed to be amended and shall be construed by the court to have the broadest scope permissible under applicable law, and if no validating construction is possible, shall be severable from the rest of the Agreement, and, unless the invalidity of such provision(s) fundamentally frustrates the intent of this Agreement (in which case equitable adjustment shall be made to effectuate such intent), the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall remain in full force and effect.

17. This Agreement contains the entire understanding of the Parties hereto and supersedes all prior oral and written communications and agreements with respect to the subject matter hereof.

18. This Agreement may not be modified, amended, terminated or otherwise altered without an instrument in writing signed by all of the Parties hereto. This Agreement shall continue in perpetuity and shall be worldwide in scope unless an instrument in writing signed by all of the Parties hereto otherwise alters such terms.

19. This Agreement shall be deemed to have been written jointly by the Parties. Ambiguities shall not be construed against the interest of any of the Parties by reason of it having drafted all or any part of this Agreement.

20. The Parties may execute this Agreement in separate counterparts, each of which shall be deemed an original instrument as against the Party who has signed it. Each Party’s signature at the bottom hereof will signify acceptance of, and agreement to, the terms and provisions contained herein. Facsimile copies of this Agreement shall have the same force and effect as an original.

21. Any statements, communications or notices to be provided pursuant to this Agreement shall be sent by certified mail, return receipt requested, and also by facsimile transmission, to the attention of the persons indicated below until such time as notice of any change of the person to be notified or change of address is forwarded in writing to all Parties:

(a) for the BeMusic Parties to:

Steven M. Hayes, Esq.

MANATT PHELPS & PHILLIPS LLP

500 Fifth Avenue

New York, New York 10110

(212) 382-0200

Fax: (212) 302-4371

(b) for the Liquid Audio Parties to:

Clifford Thau, Esq.

VINSON & ELKINS L.L.P.

666 Fifth Avenue

New York, New York 10103

Phone: (212) 237-0012

Fax: (917) 849-5321

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily execute this Agreement as of the dates set forth below:

AGREED AND ACCEPTED:

BEMUSIC, INC.

/s/ Clifton B. Knight, Jr.

AN AUTHORIZED SIGNATORY

NAME AND TITLE:	Clifton B. Knight, Jr.
Senior Vice President, Business and Legal Affairs

LQ CORPORATION

/s/ James Mitarotonda

AN AUTHORIZED SIGNATORY

NAME AND TITLE:	James Mitarontonda
Co-Chairman
Co-CEO